                                                                    EXHIBIT 4.13

                                                  --------------------------
                                                  THIS DOCUMENT CONSTITUTES
                                                  PART OF A PROSPECTUS
                                                  COVERING SECURITIES THAT
                                                  HAVE BEEN REGISTERED UNDER
                                                  THE SECURITIES ACT OF 1933.
                                                  --------------------------



                               NORAM ENERGY CORP.

                      EMPLOYEE STOCK OPTION ELECTION FORM

          This Election Form ("Election Form") is to be used by a holder of unexpired employee stock options to purchase shares of common stock of NorAm Energy Corp. ("NorAm"), along with any tandem stock appreciation right that is outstanding at the Effective Time (as defined below), whether or not then exercisable (a "NorAm Stock Option"), to make an election with respect to the type or types of consideration (described below) to be received for the NorAm Stock Option upon consummation of the Transaction (as defined below), as contemplated by the Agreement and Plan of Merger, dated as of August 11, 1996, as amended (the "Merger Agreement"), by and among Houston Industries Incorporated ("HI"), Houston Lighting & Power Company, a wholly owned subsidiary of HI ("HL&P"), HI Merger Inc., a wholly owned subsidiary of HI ("Merger Sub"), and NorAm.

          Pursuant to the Merger Agreement (i) HI will merge into HL&P (the "HI/HL&P Merger"), which will be renamed "Houston Industries Incorporated" ("Houston") and (ii) NorAm will merge into Merger Sub (the "NorAm Merger") as a result of which NorAm will become a wholly owned subsidiary of Houston. The term "Transaction" refers to the business combination between HI and NorAm to be implemented by the HI/HL&P Merger and the NorAm Merger. Except as otherwise indicated, capitalized terms used but not defined herein have the meanings given to them in the Joint Proxy Statement/Prospectus dated October 29, 1996 of HL&P, HI and NorAm relating to the Transaction, a copy of which was received with this Election Form. The undersigned hereby acknowledges receipt of the Joint Proxy Statement/Prospectus and the Prospectus Supplement dated January 21, 1997 accompanying this Election Form.

          Pursuant to the Merger Agreement, each holder of a NorAm Stock Option that is not excepted by the provisions of this paragraph may elect to have all or any portion of his or her NorAm Stock Options cancelled and "cashed out" (as described below) or to have all or any portion of his or her NorAm Stock Options assumed by Houston (as described below). The undersigned, as a holder of a NorAm Stock Option, hereby irrevocably elects to receive the consideration (cash and/or assumed options) indicated below his or her name on the list of "Outstanding NorAm Stock Options" attached hereto as Exhibit A. Such election is subject to the terms and conditions set forth in (i) the Joint Proxy Statement/Prospectus, (ii) the Merger Agreement, a copy of which is attached as Appendix A to the Joint Proxy Statement/Prospectus, and (iii) the instructions hereto. Such election shall not apply to any NorAm Stock Option that is granted in 1997 pursuant to the NorAm Energy Corp. 1994 Incentive Equity Plan to the extent that the option, by its terms, is forfeited or expires at the effective time of the Transaction.

          An election to cash out a NorAm Stock Option shall be an election to receive a cash amount (subject to the applicable tax withholding) equal to the product of (x) the total number of shares of NorAm Common Stock subject to such NorAm Stock Option and (y) the excess, if any, of (1) the Cash Consideration over (2) the exercise price per share of the NorAm Common Stock previously subject to such NorAm Stock Option ("Cash Conversion Option").

          Except as noted below, an election to have Houston assume a NorAm Stock Option shall be an election that such NorAm Stock Option shall thereafter represent an option to acquire, on the same terms and conditions (giving effect to any accelerated vesting caused by the Transaction) as were applicable under such NorAm Stock Option, a number of shares of Houston Common Stock equal to the number of shares of NorAm Common Stock purchasable pursuant to such NorAm Stock Option multiplied by the Stock Consideration, at a price per share equal to the per-share exercise price for the shares of NorAm Common Stock purchasable pursuant to such NorAm Stock Option divided by the Stock Consideration ("Share Conversion Option"). To the extent that you elect the Share Conversion Option as to nonqualified stock options, the options will be assumed by Houston as nonqualified stock options. To the extent that you elect the Share Conversion Option as to incentive stock options, NorAm and HI intend to take the position that the options assumed by Houston are incentive stock options, except to the extent that the aggregate fair market value of stock (as determined at the time of original grant) with respect to which the options are exercisable by you for the first time during any calendar year exceed $100,000. The Internal Revenue Service, however, may challenge the position that the options assumed by Houston qualify as incentive stock options.

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

          The undersigned hereby acknowledges that the number of shares of Houston Common Stock that may be purchased upon exercise of an assumed NorAm Stock Option shall not include any fractional share and, upon exercise of such option, a cash payment shall be made for any fractional share based upon the closing price of a share of Houston Common Stock on the NYSE on the last Trading Day of the calendar month immediately preceding the date of exercise.


******************************************************************************
IF A PROPER ELECTION IS NOT MADE, THE UNDERSIGNED SHALL BE DEEMED TO HAVE ELECTED TO RECEIVE THE CASH CONVERSION OPTION. TO BE EFFECTIVE, THIS ELECTION FORM MUST BE PROPERLY COMPLETED, SIGNED AND RECEIVED BY SUSAN JANIK, NORAM ENERGY CORP., 1600 SMITH STREET, ROOM 3216, HOUSTON, TEXAS 77002, PRIOR TO 5 P.M., HOUSTON TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE CLOSING DATE OF THE TRANSACTION.
******************************************************************************

                              Date: July 30, 1997



                              ________________________________
                              Printed Name of Optionee


                              ________________________________
                              Signature of Optionee

                                   EXHIBIT A


                               MR. OPTION HOLDER

                        OUTSTANDING NORAM STOCK OPTIONS


INSTRUCTIONS:

     For each stock option described below, indicate whether you wish to have your option assumed by Houston or you wish to receive cash. If you wish to receive cash for the option (the "Cash Conversion Option" described in the foregoing Election Form), you should leave the "Number of Shares" in the left column blank. If you wish to have the option entirely assumed by Houston (the "Share Conversion Option" described in the foregoing Election Form), you should fill the total number of shares subject to the option in as the "Number of Shares" in the left column. If you wish to have the option assumed by Houston as to some, but not all, of the NorAm shares subject to such option, indicate in the left column the Number of Shares as to which you wish the option to be assumed and you will receive cash (less any applicable tax withholding) for the balance of the NorAm shares subject to such option.

     NOTE: Special provisions apply to your CYCLE X stock options granted on 1/7/97. The Cycle X stock options will automatically expire (notwithstanding your election) if you become an employee of HI at the Effective Time and will be replaced by a substitute HI long term incentive award. If you do not become an employee of HI at the Effective Time, your election will apply only to a prorata portion of the Cycle X stock options set forth below. The prorata portion will be based on the number of days in Cycle X through the Effective Time.


SHARE CONVERSION           DATE OF  SHARES SUBJECT  EXERCISE  TYPE OF  EXPIRATION
    OPTION                  GRANT     TO OPTION      PRICE    OPTION      DATE
----------------           -------  --------------  --------  -------  ----------

Number of Shares


-------------------------
Number of Shares


-------------------------
Number of Shares


-------------------------


INCOME TAX WITHHOLDING: If you elect the Cash Conversion Option, federal income tax will be withheld at the rate of 28%. If you wish to increase your federal income tax withholding, indicate the percent to be withheld here ________%.

                                      -4-